UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Mellanox Technologies, Ltd. pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Mellanox Technologies, Ltd.

Commission File No. of Subject Company: 001-33299

Q: What is the main rationale for the transaction?

A: Workloads such as artificial intelligence, scientific computing, and data science, are causing performance demands on hyperscale and enterprise data centers to skyrocket. As CPU performance advance slows, and computing demand skyrockets, acceleration and CPU-offload is a fundamental path forward. In addition, as computing becomes a utility for billions of simultaneous users, data centers will be architected as giant compute engines with millions of compute nodes working together. The performance of each node and the interconnections will be designed holistically. This acquisition allows the combined company to optimize across the entire application stack – from architecture, to chips, to systems, to algorithms. And the Mellanox system-to-system datacenter-scale interconnect accelerates the ability of the combined company to optimize performance at the datacenter-scale – from the compute node, to networking, to storage.

Q: What about my project and department? Will this change Mellanox strategy or product roadmap?

A: Until the transaction is closed, certain planning discussions may occur, but the companies will operate as independent entities and execute on their existing roadmaps. In the future there may be new products which combine technology to create even more compelling products.

Q: Will any product lines be eliminated as a result of the acquisition?

A: There are no plans to discontinue product lines. As always, product investments will be viewed from an ROI perspective, and resources focused on the most profitable opportunities.

Q: What regulatory challenges are expected and when are approvals expected?

A: As with any acquisition of this scale multiple governmental entities will review the transaction for regulatory compliance. While no guarantees can be made, the transaction is expected to be completed by the end of calendar year 2019.

Q: Will the acquisition change the commitment to Israel as the technology center of Mellanox?

A: Israel represents a vibrant technology hub with some of the most talented and disciplined engineering resources in the world. NVIDIA recognizes this and is excited to expand its technological expertise in the region and will continue to invest in Israel, as well as other technology centers globally.

Q: Will there be layoffs as a result of the acquisition?

A: The acquisition is a very strategic deal. NVIDIA highly values Mellanox employees and expects them to join the NVIDIA team. NVIDIA expects to increase investment in R&D given the large TAM we see for the combined company.

Q: Does this change our operating margin commitments?

A: We will continue to operate as an independent company and run the business in order to meet our operating margin commitments to our shareholders. We intend to grow our revenues at a pace which is greater than the growth in our operating expenses and will thus continue to increase our operating margins.

Q: As a result of the acquisition, will we need to move to new offices?

A: In certain locations there may be some consolidation of office facilities, however in Israel it is anticipated that the existing office locations will serve the combined company.

Q: Will shareholders and employees receive cash or stock for their existing shares they own? And when will a distribution be made?

A: At the consummation of the Merger (the “Effective Time”), each ordinary share, par value NIS 0.0175 per share, of the Company (a “Company Share”) issued and outstanding immediately prior to the Effective Time will be deemed to have been transferred to the acquirer in exchange for the right to receive $125.00 in cash, without interest and subject to applicable withholding taxes (the “Per Share Merger Consideration”). In addition, each option to purchase Company Shares that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such option, and the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price for such option. Moreover, each Company restricted share unit award (a “Company RSU”) that is outstanding immediately prior to the Effective Time and has fully vested immediately prior to the Effective Time but has not yet been settled in Company Shares (a “Cashed-Out Company RSU”) will be canceled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such Company RSU and the Per Share Merger Consideration.

Q: What happens to unvested employee RSU’s? Will these be converted to NVIDIA RSUs and continue to vest on the same terms?

A: Each of your Company RSUs that are outstanding immediately prior to the Effective Time and are not vested immediately prior to the Effective Time (each, an “Assumed RSU”), will be assumed by NVIDIA and converted into an NVIDIA restricted stock unit having substantially the same terms and conditions as the Assumed RSU, including vesting schedule and payment timing, but entitling you to a number of NVIDIA common shares equal to the product of the number of Company Shares that were issuable with respect to the Assumed RSU immediately prior to the Effective Time multiplied by a fraction (such ratio, the “Exchange Ratio”), the numerator of which is the Per Share Merger Consideration and the denominator of which is the volume weighted average price for a common share of NVIDIA on NASDAQ, calculated based on the ten consecutive trading days ending on the third complete trading day prior to (and excluding) the closing date of the Merger.

Q: What will happen to my contributions to the Amended and Restated Mellanox Technologies, Ltd. Employee Share Purchase Plan?

A: Any offering period that is currently in effect will be terminated at a time before the Effective Time. Your contributions to the plan will be used to purchase Company Shares, which will be cancelled and converted into the right to receive a cash amount, for each Company Share, equal to the Per Share Merger Consideration (the “Final Purchase Date”). After the Final Purchase Date, no new offering periods will commence and you shall have no further right to acquire Company Shares under the plan. NVIDIA has an attractive employee stock purchase program that employees will be eligible to join.

Q: What will happen to my 401K plan?

A: Unless otherwise determined by NVIDIA, prior to the closing of the Merger, the Mellanox Technologies 401(k) Plan will be terminated and your contributions to the Mellanox Technologies 401(k) Plan may be rolled over. In any event, employees will be eligible to participate in a 401(k) plan sponsored by NVIDIA. More information will be provided in the near future.

Q: What will happen to my accrued vacation time and other benefits?

A: For the immediate term, your employment and compensation benefits, such as vacation time, will remain the same. NVIDIA has indicated that for at least a year after the completion of the transaction, it will continue to provide employment and compensation benefits that are equal to those you are receiving prior to the completion of the transaction.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Mellanox and NVIDIA. In connection with the proposed transaction, Mellanox plans to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its shareholders a proxy statement and other relevant documents regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Mellanox with the SEC. MELLANOX’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY MELLANOX WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders may obtain a free copy of the proxy statement and other documents Mellanox files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Mellanox makes available free of charge at ir.mellanox.com, copies of materials it files with, or furnishes to, the SEC or by directing a request to Investor Relations, c/o Mellanox Technologies Ltd Hakidma 26, Ofer Industrial Park, Yokneam, Israel, 2069200 or by emailing at ir@mellanox.com.

Participants in the Solicitation

Mellanox and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Mellanox’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Mellanox’s directors and executive officers in Mellanox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 21, 2019, and its definitive proxy statement for the 2019 annual meeting of shareholders when it is filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Mellanox’s website at ir.mellanox.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events that are based on current expectations, estimates, forecasts and projections. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, Mellanox’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions.

Those risks, uncertainties and assumptions include, (i) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of Mellanox and the receipt of certain governmental and regulatory approvals, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iii) the effect of the announcement or pendency of the proposed transaction on Mellanox’s business relationships, operating results and business generally, (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (v) risks related to diverting management’s attention from Mellanox’s ongoing business operations (vi) the outcome of any legal proceedings that may be instituted against Mellanox related to the merger agreement or the proposed transaction; (vii) unexpected costs, charges or expenses resulting from the proposed transaction; and (viii) other risks described in Mellanox’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. Mellanox undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.